UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2018, Ocean Power Technologies, Inc. (the “Company”) entered into an amendment to the employment agreement of George H. Kirby III. Pursuant to the amendment, Mr. Kirby is now entitled to receive two years of severance for a termination within 90 days of a change of control. Otherwise, the terms of his employment agreement remain the same.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 regarding the amendment to the employment agreement of George H. Kirby III is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement, dated December 29, 2014, between George H. Kirby III and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 11, 2015).

*10.2	Amendment to Employment Agreement, dated July 12, 2018, between George H. Kirby III and Ocean Power Technologies, Inc.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: July 18, 2018	/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer

Exhibit Index

10.1	Employment Agreement, dated December 29, 2014, between George H. Kirby III and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 11, 2015).

*10.2	Amendment to Employment Agreement, dated July 12, 2018, between George H. Kirby III and Ocean Power Technologies, Inc.

* Filed herewith.